UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 2334

Date of Report (Date of earliest event reported): April 24, 2007

MAJESTIC OIL & GAS INC.

(Name of issuer in its charter)

20-3955577

(I.R.S. employer identification number)

P.O Box 488 Cut Bank, Montana	59427
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: 406-873-5580

SEC file number: 333-126031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item1.01 Entry into a Material Definitive Agreement.

A. AGREEMENT is made and entered into effective the 24th day of April, 2007, by and between ALTAMONT OIL & GAS, INC., a Montana corporation, of P. O. Box 488, Cut Bank, MT 59427, and NUMBERS, INC., a corporation, of 1500 Manulife Place, 10180-101 Street, Edmonton, Alberta T5J 4K1, hereinafter referred to collectively as “SELLER” and MAJESTIC OIL & GAS, INC, whose address is CBM Building, Cut Bank, MT 59427, hereinafter referred to as “PURCHASER”.

Seller will sell to Purchaser and Purchaser will purchase from Seller in consideration of the purchase price set forth hereinafter an undivided fifty percent (50%) interest in the oil and gas real and personal property, more fully set forth on Exhibit “A” in the Agreement filed as an Exhibit hereto.

The total purchase price for the property set forth above shall be the value determined by the engineering report prepared by Citadel Engineering Company of Calgary, Alberta, and shall be payable by Purchaser to Seller at closing in cash and shares of common stock of Purchaser. In the event that at closing the parties are unable to agree on the amount of cash and number of shares constituting the purchase price, then this Agreement shall be of no further force nor effect and neither party shall assert any claim agaist the other on account of this Agreement.

B. FARMOUT AGREEMENT made and entered into as of the 24th day of April, 2007, by and between ALTAMONT OIL & GAS, INC., P.O. Box 488, Cut Bank, MT 59427 and NUMBERS, INC., 1500 Manulife Place, 10180 - 202 Street, Edmonton, AB T5J 4K1, referred to as “FARMOR”, and MAJESTIC OIL & GAS, INC., CBM Building, Cut Bank, MT 59427, hereafter referred to as “FARMEE”,

Initial Test Well. Farmee, at its sole cost, risk and expense, shall commence or cause to be commenced, the actual drilling of a Test Well at a location of its choice on the Subject Lands or on lands pooled or communitized therewith on or before , 2007, and shall thereafter drill the Test Well with due diligence and in a workmanlike manner and in accordance with good oil field practices to a depth sufficient to penetrate the 4th Bow Island formation and shall complete the Test Well as a producing well, shut-in gas well, or dry hole within a reasonable time after commence-ment. In the event Farmee should fail to timely commence the drilling of Test Well or complete the Test Well as specified herein, then the only consequence of such failure to perform shall be the forfeiture of any interest to be earned by Farmee in the Subject Lands and the automatic termination of this Agreement and all rights and privileges of Farmee hereunder.

In the Event Farmee is unable to reach the objective depth -in drilling any Test Well due to conditions beyond Farmee's control encountered subsurface, Farmee may commence a substitute Test Well within thirty (30) days from the cessation of drilling on the abandoned Test Well on a location of Farmee's choice on the Subject Lands and such substitute Test Well shall take the place of the abandoned Test Well for all purposes hereof.

Subsequent Test Wells. If Farmee timely and properly drills the Initial Test Well provided for, whether completed as a producer of oil or gas, or plugged and abandoned as a dry hole, Farmee shall have the exclusive right to drill additional test wells on the Subject Lands, or on lands pooled or communitized therewith, at locations of Farmee’s choice in the same manner as provided for drilling the Initial Test Well, provided, however, that Farmee shall drill at least two additional test wells per calendar year.

Farmee shall have the continuing option to drill and earn interests in the Subject Lands by drilling a minimum of two test wells per calendar year. In the event Farmee fails to drill two wells in any year, the only consequence shall be the forfeiture of any interest to be earned by Farmee in the Subject Lands remaining undrilled by Farmee, but Farmee shall have and be entitled to all interests theretofore earned under the terms of this Agreement.

The Agreement, filed as an Exhibit, contains other provisions concerning:

•	Assignments of Interest
•	Operating Provisions
•	Well Information
•	Rentals
•	Liability of the Parties
•	Insurance
•	Other general provisions

Bruce D. Hirsche, elected as a Director as of April 24, 2007 owns Numbers, Inc which has an option to sell 25% of his interest in the Williams Gas Field to Majestic Oil & Gas, Inc.  Numbers, Inc along with Altamont Oil & Gas, Inc also farmed-out 5 wells in the Lake Frances Field and 5 wells in the Williams Gas Field to Majestic Oil & Gas, Inc to be drilled in 2007, once funds have been raised, as further set forth in the above agreements.

Item 5.02 Election of Directors

(d) If the registrant elects a new director, except by a vote of security holders at an annual meeting or special meeting convened for such purpose, disclose the following information:

(1) the name of the newly elected director and the date of election: Bruce D. Hirsche, Q.C., LL.M., was elected as a Director as of April 24, 2007.

(2) a brief description of any arrangement or understanding between the new director and any other persons, naming such persons, pursuant to which such director was selected as a director: Mr. Hirsche was not elected a director until the Agreements set forth in Item 1.01 above were executed by him and received by us.

(3) the committees of the board of directors to which the new director has been, or at the time of this disclosure is expected to be, named: None

(4) See Resume, Exhibit 99.1
(5) a brief description of any material plan, contract or arrangement (whether or not written) to which the director is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event: See Item 1.01

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Purchase Agreement
10.2	Farmout Agreement
99.1	Resume

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007
MAJESTIC OIL & GAS INC.

	By:	/s/ Patrick Montalban
Name: Patrick Montalban
Title: President, CEO and a Director